UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   April 11, 2011

     Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

                                 Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 11, 2011, Vail Resorts, Inc. issued a press release announcing that it has commenced a cash tender offer and consent solicitation for any and all of its $390 million outstanding aggregate principal amount of 6 ¾ % Senior Subordinated Notes due 2014.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 11, 2011, Vail Resorts, Inc. issued a press release announcing that it intends to offer, pursuant to an exemption from registration under the Securities Act of 1933, as amended, approximately $390 million in aggregate principal amount of senior subordinated notes due 2019.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

    (d)  Exhibits.

    A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

By:       /S/ FIONA E. ARNOLD
Name:  Fiona E. Arnold
Title:    Senior Vice President, General Counsel
             and Secretary

Date: April 11, 2011

EXHIBIT INDEX
    Exhibit No.                         Description

     99.1                                   Press release dated April 11, 2011.

     99.2                                   Press release dated April 11, 2011.